UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	William Hornbuckle and Corey Sanders Employment Agreements

William Hornbuckle Employment Agreement

On December 6, 2016, MGM Resorts International, a Delaware corporation (the “Company”), entered into an employment agreement with William Hornbuckle, President of the Company (the “Hornbuckle Employment Agreement”), effective as of November 15, 2016. The Hornbuckle Employment Agreement provides for a term until November 14, 2020 and a minimum base salary of $1,400,000 per year.

The Hornbuckle Employment Agreement also provides for an annual target bonus equal to 175% of Mr. Hornbuckle’s base salary and certain other benefits and perquisites, which are discussed in detail in the Hornbuckle Employment Agreement.

In the event of a termination of Mr. Hornbuckle’s employment as the result of his death or a termination by the Company due to disability, the Company will pay Mr. Hornbuckle six months’ salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy).

In the event of a termination by the Company for no cause or by Mr. Hornbuckle for good cause (including the Special No-Cause Termination as defined and as described in the Agreement) prior to the end of the term of the Hornbuckle Employment Agreement, Mr. Hornbuckle will receive (i) an amount equal to his annual base salary plus his target bonus amount, payable in 12 monthly installments (subject to a maximum payment of $4,000,000); (ii) any earned but unpaid discretionary bonus due to him; and (iii) a payment equal to 1.5 times the cost of COBRA for a coverage period of 12 months, payable in 12 monthly installments. If the Hornbuckle Employment Agreement is terminated by the employer for no cause within 6 months of Mr. Hornbuckle date of hire, Mr. Hornbuckle will only receive an amount equal to 6 months of his base salary (and the non-compete provisions described below would be limited to 6 months). If the Company terminates Mr. Hornbuckle for no cause after the end of the term of the Hornbuckle Employment Agreement (at which time he would be treated as an at-will employee of the Company), Mr. Hornbuckle will receive a lump sum payment equal to the greater of (i) 13 weeks’ base salary or (ii) 2 times the amount he would otherwise receive under the Company’s then-effective discretionary severance policy. Any such severance payments will be subject to applicable taxes and Mr. Hornbuckle execution and non-revocation of a general release of claims.

The Hornbuckle Employment Agreement also contains a non-compete covenant generally prohibiting Mr. Hornbuckle from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment or for 12 months following the term of the Hornbuckle Employment Agreement. In addition, the Hornbuckle Employment Agreement mandates that Mr. Hornbuckle’s confidentiality obligations continue even after his termination of employment.

The foregoing description is not a complete description of the Hornbuckle Employment Agreement and is qualified in its entirety by reference to the full text of the Hornbuckle Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Corey Sanders Employment Agreement

On December 6, 2016, the Company entered into an employment agreement with Corey Sanders, Chief Operating Officer of the Company (the “Sanders Employment Agreement”), effective as of November 15, 2016. The Sanders Employment Agreement provides for a term until November 14, 2020 and a minimum base salary of $1,250,000 per year.

The Sanders Employment Agreement also provides for an annual target bonus equal to 175% of Mr. Sanders base salary and certain other benefits and perquisites, which are discussed in detail in the Sanders Employment Agreement.

2

In the event of a termination of Mr. Sanders’ employment as the result of his death or a termination by the Company due to disability, the Company will pay Mr. Sanders six months’ salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy).

In the event of a termination by the Company for no cause or by Mr. Sanders for good cause prior to the end of the term of the Sanders Employment Agreement, Mr. Sanders will receive (i) an amount equal to his annual base salary plus his target bonus amount, payable in 12 monthly installments (subject to a maximum payment of $4,000,000); (ii) any earned but unpaid discretionary bonus due to him; and (iii) a payment equal to 1.5 times the cost of COBRA for a coverage period of 12 months, payable in 12 monthly installments. If the Sanders Employment Agreement is terminated by the employer for no cause within 6 months of Mr. Sanders date of hire, Mr. Sanders will only receive an amount equal to 6 months of his base salary (and the non-compete provisions described below would be limited to 6 months). If the Company terminates Mr. Sanders for no cause after the end of the term of the Sanders Employment Agreement (at which time he would be treated as an at-will employee of the Company), Mr. Sanders will receive a lump sum payment equal to the greater of (i) 13 weeks’ base salary or (ii) 2 times the amount he would otherwise receive under the Company’s then-effective discretionary severance policy. Any such severance payments will be subject to applicable taxes and Mr. Sanders execution and non-revocation of a general release of claims.

The Sanders Employment Agreement also contains a non-compete covenant generally prohibiting Mr. Sanders from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment or for 12 months following the term of the Sanders Employment Agreement. In addition, the Sanders Employment Agreement mandates that Mr. Sanders’ confidentiality obligations continue even after his termination of employment.

The foregoing description is not a complete description of the Sanders Employment Agreement and is qualified in its entirety by reference to the full text of the Sanders Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference in this Item 5.02.

Item  9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 15, 2016, by and between the Company and William Hornbuckle.

10.2	Employment Agreement, effective as of November 15, 2016, by and between the Company and Corey Sanders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Chief Corporate Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 15, 2016, by and between the Company and William Hornbuckle.

10.2	Employment Agreement, effective as of November 15, 2016, by and between the Company and Corey Sanders.